                                  EXHIBIT 21.1

                               AGRIBIOTECH, INC.

                                  Subsidiaries
                                  ------------

                                                                         Percentage
                                                       Country           of Voting
                             Other Names Under            or             Securities
                             Which Subsidiary          State of         Owned by the
  Name of Subsidiary          Does Business         Incorporation         Company
----------------------   ------------------------   --------------   ------------------

Halsey Seed Company      Beachley-Hardy Seed           Nevada              100%
                         Company

Seed Resource, Inc.      Hobart Seed Company           Nevada              100%
                         Doug Conlee Seed Company

Scott Seed Company       Sphar & Company               Nevada              100%

Seed Mart, Inc.          Michigan Hybrid Seed Co.      Nevada              100%

AgriBioTech S.A.                                       Mexico              100%
 de C.V.                                                               beneficial/1/

Arnold-Thomas Seed
 Service, Inc.                                         Nevada              100%

Clark Seeds, Inc.       Arnold-Thomas Seed Service     Idaho               100%

W-L Research, Inc.                                     Nevada              100%

Germain's Inc.                                         Nevada              100%

E.F. Burlingham & Sons                                 Oregon              100%

The Sexauer Company                                    Nevada              100%

Olsen Fennell Seeds Inc.                               Oregon              100%

___________________
/1/ An officer of the Company holds a nominal record interest in this company, as required by Mexican law.